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                    THE B.F.GOODRICH COMPANY AND SUBSIDIARIES

           EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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                                                                                    Year Ended
                                                            --------------------------------------------------------
                                                                1996                  1995                   1994
                                                            ---------------     ------------------     -------------
                                                                (Dollars in millions, except per share amounts)
PRIMARY

   Number of Shares:
   -----------------
   Average number of shares outstanding (including
     common stock equivalent shares outstanding)               53,979,757           52,339,140          51,532,752

   Income:
   -------
   Income from continuing operations                        $       106.2      $         110.3      $         58.2
   Income from discontinued operations                               45.5                  7.7                17.5
   Dividends on Preferred Stocks                                      -                   (4.4)               (8.0)
   Premium on Preferred  Stocks redeeemed                             -                   (1.2)                  -
                                                             -------------      ---------------      --------------
   Net income applicable to Common Stock                    $       151.7      $         112.4      $         67.7
                                                             =============      ===============      ==============

   Per Share Amounts:
   ------------------
   Continuing operations                                    $        1.97      $          2.00      $         0.97
   Discontinued operations                                           0.84                 0.15                0.34
                                                             -------------      ---------------      --------------
   Net income                                               $        2.81      $          2.15      $         1.31
                                                             =============      ===============      ==============

FULLY DILUTED

   Number of Shares:
   -----------------
   Average number of common shares
    outstanding                                                53,363,363           51,999,448          51,476,220
   Effect of dilutive stock options -
    based on the treasury method using
    last day's market price, if higher
    than average market price                                     647,852              620,796              57,516
   Average number of shares of Common
    Stock issuable if Convertible Preferred
    Stock was converted                                                 -                    -  (A)              - (A)
                                                             -------------      ---------------      --------------
   Total average number of common and common
    equivalent shares outstanding                              54,011,215           52,620,244          51,533,736
                                                             =============      ===============      ==============

   Income:
   -------
   Income from continuing operations                        $       106.2      $         110.3      $         58.2
   Income from discontinued operations                               45.5                  7.7                17.5
   Dividends on Preferred Stocks                                      -                   (4.4)               (8.0)
   Restore dividend on Convertible
    Preferred Stock                                                   -                      - (A)               - (A)
   Premium on Preferred Stocks redeemed                               -                   (1.2)                  -
   Restore premium on Preferred Stocks redeemed                       -                      - (A)               -
                                                             -------------      ---------------      --------------
   Net income applicable to Common Stock                    $       151.7      $         112.4      $         67.7
                                                             =============      ===============      ==============

   Per Share Amounts:
   ------------------
   Continuing operations                                    $        1.97      $          1.99      $         0.97
   Discontinued operations                                           0.84                 0.15                0.34
                                                             -------------      ---------------      --------------
   Net income                                               $        2.81      $          2.14      $         1.31
                                                             =============      ===============      ==============

   (A) Anti-Dilutive
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